We consent to the incorporation by reference in this Registration Statement of Healthcare Triangle, Inc. on Form S-1 of our report dated March 7, 2022, with respect to our audits of the financial statements of Healthcare Triangle, Inc appearing in the Annual Report on Form 10-K of Healthcare Triangle, Inc for the years ended December 31, 2021 and December 31 , 2020. We also consent to the reference to our firm under the heading " Experts" in the Prospectus, which is part of this Registration Statement.

/s/Ram Associates

Hamilton, NJ

August 18, 2022

PCAOB#5814